Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289356) and Form S-8 (No. 333-283227 and No. 333-283230) of Talen Energy Corporation of our report dated February 26, 2026 relating to Talen Energy Corporation (Successor)’s financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289356) and Form S-8 (No. 333-283227 and No. 333-283230) of Talen Energy Corporation of our report dated March 14, 2024 relating to Talen Energy Supply, LLC (Predecessor)’s financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2026
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